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Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-    ) pertaining to the CRIIMI MAE Management, Inc. Retirement Plan of our reports (a) dated March 8, 2004, with respect to the 2003 and 2002 consolidated financial statements of CRIIMI MAE Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003 and (b) dated June 24, 2003, with respect to the 2002 financial statements and schedule of the CRIIMI MAE Management, Inc. Retirement Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2002, both filed with the Securities and Exchange Commission.

Ernst & Young LLP
McLean, Virginia
March 24, 2004

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  Exhibit 23
Consent of Independent Auditors